Exhibit 99.1

Media Inquiries:                                Investor Inquiries:
Alex Alias                                    Michael McCarthy
669-242-8034                                    919-425-8330
alalias@avaya.com                                 mikemccarthy@avaya.com

Avaya Reports Third Quarter Fiscal 2021 Financial Results

Total revenue increased 2% year-over-year to $732 million
Avaya OneCloud™ ARR increased over 275% year over year to $425 million
Raising ARR guidance and expects ARR to reach $1 billion by end of 2022

Raleigh-Durham, NC, - August 9, 2021 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the third quarter of fiscal 2021 ended June 30, 2021.

Third Quarter Financial Highlights
•Revenues of $732 million, up 2% from a year ago
•OneCloud ARR was $425 million, up 23% sequentially
•CAPS (Cloud, Alliance Partner and Subscription) was 40% of revenue, up from 30% a year ago
•Software and services were 88% of revenue, down from 89% a year ago
•Recurring revenue was 64%, flat to 64% a year ago
•GAAP Operating income was $41 million; Non-GAAP Operating income was $146 million
•GAAP Net income was $43 million; Non-GAAP Net income was $73 million
•Adjusted EBITDA was $173 million, 23.6% of revenue, down 230 basis points year over year
•Ending cash and cash equivalents were $562 million
•GAAP Earnings Per Share of $0.43; Non-GAAP Earnings Per Share of $0.75

“Our third quarter represents the fifth consecutive quarter of year over year revenue growth and speaks volumes to the significant progress we’ve made on our transformational strategy. We are executing ahead of plan and I could not be prouder of the Avaya team,” said Jim Chirico, president and CEO of Avaya. “Annual recurring revenue, a key indicator of our progress, is outperforming our expectations, up over 275% percent from a year ago to $425 million, 64% of which is from deals greater than $1 million, consistent with our strong traction in large enterprises. Given this performance, we are again raising our ARR guidance and now expect to cross the $1 billion mark by the end of calendar 2022, about a year ahead of schedule.”

	GAAP			Non-GAAP (1)
(In millions, except percentages)	3Q21	2Q21	3Q20	3Q21	2Q21	3Q20
Revenue	$732	$738	$721	$732	$738	$721
Gross margin	55.6%	55.8%	55.1%	61.5%	61.8%	61.2%
Operating income	$41	$44	$53	$146	$148	$164
Net income (loss)	$43	$(58)	$9	$73	$72	$88
Earnings (loss) per share - Diluted	$0.43	$(0.70)	$0.08	$0.75	$0.74	$0.95

	3Q21	2Q21	3Q20
Adjusted EBITDA(1)	$173	$177	$187
Adjusted EBITDA margin(1)	23.6%	24.0%	25.9%
Cash provided by (used for) operations	$11	$(24)	$45
Cash and cash equivalents	$562	$593	$742

Additional Third Quarter Fiscal 2021 Highlights
•Total Contract Value (TCV) of $2.1B*
•Added approximately 1,700 new logos
•Significant large deal activity with 100 deals over $1 million TCV, 19 over $5 million and 3 over $10 million
•~60% of OneCloud ARR came from customers generating $1 million or more in annual recurring revenue
•~95% of OneCloud ARR came from customers generating $100K or more in annual recurring revenue
•~60% of OneCloud ARR came from Contact Center customers

(1) Non-GAAP gross margin, Non-GAAP operating margin (used below), Non-GAAP operating income, Non-GAAP net income, Non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin and constant currency are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the "Use of non-GAAP (Adjusted) Financial Measures" below and the Supplemental Financial Information accompanying this press release for more information on the calculation of constant currency and a reconciliation of these non-GAAP measures to the most closely comparable measure calculated in accordance with GAAP.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Customer Highlights

•9mobile, one of the largest telecoms operators in Nigeria, has moved 1,500 users to Avaya OneCloud Subscription as the first step in delivering a flexible, multichannel contact center experience to customers.
•Agnes Scott College selected Avaya Cloud Office for its more than 1,000 users, citing affordability, a more modern experience, and compliance as key decision factors.
•The Atlanta Group, part of the worldwide Ardonagh Group and one of the largest and fastest-growing brokers in the UK insurance market, is using Avaya OneCloud CCaaS to deliver a single-agent experience, regardless of location. Avaya expanded its footprint across the business, displacing competitive systems previously used within the specific brands of their portfolio.
•A customer in South America who runs a very large family compensation fund with more than 3.4 million users, signed an Avaya OneCloud Subscription contract to provide a total experience transformation for service users, including UC, multi-experience Contact Center applications, and video across social media and traditional channels.
•Avaya Cloud Office was selected by Empire State Realty Trust for over 500 users across their 14 retail and office locations. In a competitive deal, Empire State Realty Trust said that the flexibility, scalability and cost savings Avaya Cloud Office brings were the key reasons behind their decision.
•General Atomics, one of the largest defense contractors in the United States, has chosen Avaya OneCloud Private to address their needs for a secure UC cloud solution. The solution will maintain compliance with Federal Information Processing Standards and a secure remote working environment for 18,000 users across more than 25 sites. In a competitive situation, General Atomics put their trust in Avaya to deliver, manage, and ensure the long-term needs of their workforce and the Country are being met.
•Nicholls State University signed a five-year deal to deploy Avaya Cloud Office for over 1,100 users across its Thibodaux, Louisiana campus. Nicholls State selected Avaya Cloud Office for flexibility to meet the communications demand of their students in an efficient manner, whether the users are on campus or off.
•Yellow, formerly YRC - the national trucking, shipping, and logistics company and a long-time Avaya customer, signed a deal to for 12,000 Avaya Cloud Office licenses. They were seeking a cloud-based UC solution for their mobile workforce. Requirements centered around ease of deployment and scalability and Avaya delivered.
•Australia Gas and Light moved into an Avaya OneCloud Private to support the 1500+ agents across multiple locations. Avaya’s long-time partnership and ability to deliver innovation and value positioned it over 9 competitors (including: Microsoft, Genesys, Amazon, Cisco and 8x8). The solution sets this customer up for success and growth in their 3-year plan that includes the consideration of a move to a full CCaaS cloud solution in the future.

Business Highlights

•Avaya was identified as a Leader in The Aragon Research Globe for Video Conferencing 2021.
•Avaya has been designated an Innovative Vendor and a Value Index Leader in the Capability category, and ranked among the top five CCaaS providers overall in the Ventana Research ‘2021 Value Index for Contact Center in the Cloud.’
•Avaya was named a Leader in The Aragon Research Globe for Unified Communications and Collaboration (UC&C) 2021. The evaluation was based on completeness of strategy and performance.
•Avaya was named a “Major Player” in the 2021 IDC MarketScape for the worldwide CPaaS (Communications Platform as a Service) market. Avaya OneCloud™ CPaaS enables organizations to create and deliver more memorable experiences by assembling and combining business capabilities to achieve the outcomes they need, in the moment, for their customers and their teams.

Financial Outlook - 4Q Fiscal 2021 - unless otherwise noted, values reflect July 31, 2021 FX rates.
•Revenue of $720 million to $750 million
•GAAP operating income of $14 million to $29 million; GAAP operating margin of 2% to 4%
•Non-GAAP operating income of $131 million to $146 million; non-GAAP operating margin of 18% to 19%
•Adjusted EBITDA of $160 million to $175 million; Adjusted EBITDA margin of 22% to 23%
•Non-GAAP EPS of $0.66 to $0.78

Financial Outlook - Fiscal Year 2021 - unless otherwise noted, values reflect July 31, 2021 FX rates.
•Revenue of $2.930 billion to $2.960 billion
•CAPS revenue will represent between 39% and 40% of Avaya's total revenue guidance for FY21.
•OneCloud ARR expected to be ~$490 million to $500 million by year end FY21
•GAAP operating income of $161 million to $176 million; GAAP operating margin of ~6%
•Non-GAAP operating income of $588 million to $603 million; non-GAAP operating margin of ~20%
•Adjusted EBITDA of $700 million to $715 million; Adjusted EBITDA margin of ~24%
•Non-GAAP EPS of $3.05 to $3.16
•Cash flow from operations has been revised to approximately 1% of revenue, as an outcome of the company’s accelerated success in moving to a recurring revenue model which is resulting in higher working capital requirements
•Approximately 87 million to 88 million weighted average shares outstanding

The company has not quantitatively reconciled its guidance for adjusted EBITDA, non-GAAP Operating income, or non-GAAP EPS to their respective most comparable GAAP measure because certain of the reconciling items that impact these metrics including, provision for income taxes, restructuring charges, net of sublease income, advisory fees, acquisition-related costs and change in fair value of warrants affecting the period, have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

As Avaya’s CAPS metric reflects revenue that is already recognized, management believes it would be helpful to provide investors with a better view into the performance of the company’s broader-based OneCloud software solutions that are driving the company’s recurring revenue growth by also providing a forward-looking metric, Annualized Recurring Revenue, or OneCloud ARR.

OneCloud ARR represents our estimate of the annualized revenue run-rate of certain components from active term OneCloud contracts (whether or not terminable) at the end of the reporting period. More specifically, OneCloud ARR includes OneCloud subscription revenue, ACO recurring revenue and revenue from CCaaS, Spaces, CPaaS,

DaaS and private cloud, and excludes maintenance, managed services revenue and ACO one-time payments. The One Cloud ARR metric, combined with the company’s CAPS metric, provides investors enhanced visibility into Avaya’s transformational Cloud journey. Per period OneCloud ARR figures are provided in the slides published on Avaya’s website at http://www.avaya.com on the Investor Relations page.

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 AM Eastern Time on August 9, 2021. To access the live conference call by phone, listeners should dial +1-877-858-7671 in the U.S. or Canada and +1-201-389-0939 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-877-660-6853 in the U.S. or Canada and +1-201-612-7415 for international callers, using the conference access code: 13717569.
About Avaya
Businesses are built by the experiences they provide, and everyday millions of those experiences are delivered by Avaya Holdings Corp. (NYSE: AVYA). Avaya is shaping what's next for the future of work, with innovation and partnerships that deliver game-changing business benefits. Our cloud communications solutions and multi-cloud application ecosystem power personalized, intelligent, and effortless customer and employee experiences to help achieve strategic ambitions and desired outcomes. Together, we are committed to help grow your business by delivering Experiences that Matter. Learn more at http://www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should,“ "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others, termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic (“COVID-19”), including the emergence of new variants, as well as governmental and business responses to COVID-19, and the impact the pandemic and such responses have on our business, financial performance, liquidity; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020
REVENUE
Products	$254	$261	$746	$804
Services	478	460	1,467	1,314
	732	721	2,213	2,118
COSTS
Products:
Costs	98	103	295	299
Amortization of technology intangible assets	43	43	129	130
Services	184	178	554	527
	325	324	978	956
GROSS PROFIT	407	397	1,235	1,162
OPERATING EXPENSES
Selling, general and administrative	266	232	785	763
Research and development	55	52	167	155
Amortization of intangible assets	40	40	119	122
Impairment of goodwill	—	—	—	624
Restructuring charges, net	5	20	17	27
	366	344	1,088	1,691
OPERATING INCOME (LOSS)	41	53	147	(529)
Interest expense	(54)	(51)	(169)	(162)
Other income, net	10	27	11	56
(LOSS) INCOME BEFORE INCOME TAXES	(3)	29	(11)	(635)
Benefit from (provision for) income taxes	46	(20)	(8)	(82)
NET INCOME (LOSS)	$43	$9	$(19)	$(717)
EARNINGS (LOSS) PER SHARE
Basic	$0.45	$0.08	$(0.26)	$(7.61)
Diluted	$0.43	$0.08	$(0.26)	$(7.61)
Weighted average shares outstanding
Basic	84.9	83.1	84.4	95.1
Diluted	88.0	83.3	84.4	95.1

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	June 30, 2021	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$562	$727
Accounts receivable, net	281	275
Inventory	50	54
Contract assets, net	447	296
Contract costs	117	115
Other current assets	113	112
TOTAL CURRENT ASSETS	1,570	1,579
Property, plant and equipment, net	288	268
Deferred income taxes, net	45	31
Intangible assets, net	2,311	2,556
Goodwill, net	1,482	1,478
Operating lease right-of-use assets	145	160
Other assets	193	159
TOTAL ASSETS	$6,034	$6,231
LIABILITIES
Current liabilities:
Accounts payable	$279	$242
Payroll and benefit obligations	170	198
Contract liabilities	387	446
Operating lease liabilities	51	49
Business restructuring reserves	20	21
Other current liabilities	192	181
TOTAL CURRENT LIABILITIES	1,099	1,137
Non-current liabilities:
Long-term debt	2,806	2,886
Pension obligations	714	749
Other post-retirement obligations	145	215
Deferred income taxes, net	43	38
Contract liabilities	326	373
Operating lease liabilities	114	129
Business restructuring reserves	19	28
Other liabilities	305	312
TOTAL NON-CURRENT LIABILITIES	4,472	4,730
TOTAL LIABILITIES	5,571	5,867
Commitments and contingencies
Preferred stock, $0.01 par value; 55,000,000 shares authorized at June 30, 2021 and September 30, 2020
Convertible series A preferred stock; 125,000 shares issued and outstanding at June 30, 2021 and September 30, 2020	130	128
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value; 550,000,000 shares authorized; 84,410,936 shares issued and outstanding at June 30, 2021; and 83,278,383 shares issued and outstanding at September 30, 2020	1	1
Additional paid-in capital	1,468	1,449
Accumulated deficit	(991)	(969)
Accumulated other comprehensive loss	(145)	(245)
TOTAL STOCKHOLDERS' EQUITY	333	236
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,034	$6,231

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Nine months ended June 30,
	2021	2020
Net cash provided by (used for):
Operating activities	$35	$77
Investing activities	(78)	340
Financing activities	(126)	(425)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4	(2)
Net decrease in cash, cash equivalents, and restricted cash	(165)	(10)
Cash, cash equivalents, and restricted cash at beginning of period	731	756
Cash, cash equivalents, and restricted cash at end of period	$566	$746

Avaya Holdings Corp.
Supplemental Schedule of Revenue by Segment and Geography
(Unaudited; in millions)

	Three months ended June 30,		Change			Three months ended March 31, 2021
	2021	2020	Amount	Pct.	Pct., net of fx impact
Revenue by Segment
Products & Solutions	$254	$262	$(8)	(3)%	(5)%	$226
Services	478	460	$18	4%	1%	513
Unallocated amounts	—	(1)	1	(1)	(1)	(1)
Total revenue	$732	$721	$11	2%	(1)%	$738

Revenue by Geography
U.S.	$418	$415	$3	1%	1%	$413
International:
EMEA	181	178	3	2%	(4)%	187
APAC - Asia Pacific	72	75	(3)	(4)%	(8)%	77
Americas International	61	53	8	15%	3%	61
Total International	314	306	8	3%	(3)%	325
Total revenue	$732	$721	$11	2%	(1)%	$738
(1) Not meaningful.

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP” or “adjusted.”
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company’s prior fiscal year (i.e. September 30, 2020).
In addition, we present the liquidity measures of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected third quarter and full year fiscal 2021 non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP earnings per share or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended,
	June 30, 2021	March 31, 2021	June 30, 2020
Net income (loss)	$43	$(58)	$9
Interest expense	54	59	51
Interest income	—	(1)	(1)
(Benefit from) provision for income taxes	(46)	44	20
Depreciation and amortization	105	106	107
EBITDA	156	150	186
Impact of fresh start accounting adjustments (1)	1	1	1
Restructuring charges (2)	5	6	14
Acquisition-related costs	2	—	—
Share-based compensation	14	13	7
Pension and post-retirement benefit costs	(1)	—	—
Gain on post-retirement plan settlement	—	(14)	—
Change in fair value of Emergence Date Warrants	—	22	3
(Gain) loss on foreign currency transactions	(4)	(1)	5
Gain on investments in equity securities	—	—	(29)
Adjusted EBITDA	$173	$177	$187
(1)The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy.
(2)Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Earnings per Share
(Unaudited; in millions)

	Three months ended,
	June 30, 2021	March 31, 2021	June 30, 2020
GAAP Net Income (Loss)	$43	$(58)	$9
Non-GAAP Adjustments:
Impact of fresh start accounting	1	1	1
Restructuring charges, net (1)	5	7	19
Acquisition-related costs	2	—	—
Share-based compensation	14	13	7
Pension and post-retirement benefit costs	(1)	—	—
Gain on post-retirement plan settlement	—	(14)	—
Change in fair value of Emergence Date Warrants	—	22	3
(Gain) loss on foreign currency transactions	(4)	(1)	5
Gain on investments in equity securities	—	—	(29)
Amortization of intangible assets	83	82	83
Income tax expense effects (2)	(70)	20	(10)
Non-GAAP Net Income	$73	$72	$88

Dividends and accretion to preferred stockholders	$(1)	$(1)	$(1)
Undistributed Non-GAAP Income	72	71	87
Percentage allocated to common stockholders (3)	91.3%	91.3%	91.2%
Numerator for Non-GAAP diluted earnings per common share	$66	$65	$79

Diluted Weighted Average Shares - GAAP	88.0	84.6	83.3
Share adjustment (4)	(0.2)	2.7	—
Diluted Weighted Average Shares - Non-GAAP	87.8	87.3	83.3

GAAP Earnings (Loss) per Share - Diluted	$0.43	$(0.70)	$0.08
Non-GAAP Earnings per Share - Diluted	$0.75	$0.74	$0.95

(1) Restructuring charges, net represent employee separation costs and facility exit costs related to the Company's restructuring programs, net of sublease income.

(2) The Company’s calculation of non-GAAP income taxes reflects a 25% fixed non-GAAP effective tax rate based on a blended U.S. federal and state tax rate, given the Company’s operating structure. The non-GAAP effective tax rate may differ significantly from the GAAP effective tax rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, changes resulting from tax legislation, material changes in revenues or expenses and other significant events. The Company will continuously assess its estimated non-GAAP effective tax rate in connection with its calculation of non-GAAP net income and non-GAAP net income per diluted share in future periods.

(3) The Company’s preferred shares are participating securities, which requires the application of the two-class method to calculate diluted earnings per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings. The percentage allocated to common stockholders reflects the proportion of weighted average common stock outstanding to the weighted average of common stock and common stock equivalents (preferred shares).

(4) Includes the impact of our bond hedge transaction which is anti-dilutive in diluted GAAP earnings (loss) per share but is expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding. In periods with a GAAP net loss, the share adjustment also reflects the dilutive impact of certain securities, which are excluded from the computation of diluted GAAP loss per share as they are anti-dilutive.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations of Gross Margin and Operating Income
(Unaudited; in millions)

	Three months ended,
	June 30, 2021	March 31, 2021	June 30, 2020
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$407	$412	$397
Items excluded:
Adj. for fresh start accounting	—	1	1
Amortization of technology intangible assets	43	43	43
Non-GAAP Gross Profit	$450	$456	$441
GAAP Gross Margin	55.6%	55.8%	55.1%
Non-GAAP Gross Margin	61.5%	61.8%	61.2%

Reconciliation of Non-GAAP Operating Income
Operating Income	$41	$44	$53
Items excluded:
Adj. for fresh start accounting	1	1	1
Amortization of intangible assets	83	82	83
Restructuring charges, net	5	8	20
Acquisition-related costs	2	—	—
Share-based compensation	14	13	7
Non-GAAP Operating Income	$146	$148	$164
GAAP Operating Margin	5.6%	6.0%	7.4%
Non-GAAP Operating Margin	19.9%	20.1%	22.7%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three months ended,
	June 30, 2021	March 31, 2021	June 30, 2020
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products & Solutions
Revenue	$254	$226	$261
Costs	98	92	103
Amortization of technology intangible assets	43	43	43
GAAP Gross Profit	113	91	115
Items excluded:
Adj. for fresh start accounting	—	—	1
Amortization of technology intangible assets	43	43	43
Non-GAAP Gross Profit	$156	$134	$159
GAAP Gross Margin	44.5%	40.3%	44.1%
Non-GAAP Gross Margin	61.4%	59.3%	60.9%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$478	$512	$460
Costs	184	191	178
GAAP Gross Profit	294	321	282
Items excluded:
Adj. for fresh start accounting	—	1	—
Non-GAAP Gross Profit	$294	$322	$282
GAAP Gross Margin	61.5%	62.7%	61.3%
Non-GAAP Gross Margin	61.5%	62.9%	61.3%
Avaya Holdings Corp.
Supplemental Schedules of Free Cash Flow
(Unaudited; in millions)

	Three months ended,
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Net cash provided by (used for) operating activities	$11	$(24)	$48	$70	$45
Less:
Capital expenditures	25	26	27	26	24
Free cash flow	$(14)	$(50)	$21	$44	$21

Source: Avaya Newsroom

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